SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐	Preliminary information statement ☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement
BRIGHTON OIL & GAS, INC.
(Name of Registrant as Specified in Its Charter)
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INFORMATION STATEMENT

BRIGHTON OIL & GAS, INC.
15851 Dallas Parkway Suite 1990
Addison, Texas 75001
(972) 450-5995

INFORMATION STATEMENT

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement (the “Information Statement”) is furnished to the shareholders of BRIGHTON OIL & GAS, INC., a Nevada corporation (the “Company”), with respect to certain corporate actions of the Company. This Information statement is first being provided to shareholders on or about November 5, 2007.

The corporate action involves the following proposals (the “Proposal”):

1.	To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 100,000,000 shares to 300,000,000 shares.

2.	To ratify the implantation of a ten-for-one reverse split of the Company's common stock.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON OCTOBER 23, 2007 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSAL. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY’S 92,019,000 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Charles L. Stidham
Charles L. Stidham
Chief Executive Officer

Dallas, Texas
October 24, 2007

BRIGHTON OIL & GAS, INC.
15851 Dallas Parkway Suite 1990
Addison, Texas 75001
(972) 450-5995

INFORMATION STATEMENT
November 5, 2007

This information statement contains information related to certain corporate actions of Brighton Oil & Gas, Inc., a Nevada corporation (the “Company”), and is expected to be mailed to shareholders on or about November 5, 2007.

ABOUT THE INFORMATION STATEMENT

What is the purpose of the information statement?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principal shareholders. Shareholders holding a majority of the Company’s outstanding common stock are expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place November 26, 2007, consisting of the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized common stock to 300,000,000 and to ratify the implementation of a ten-for-one reverse split of the Company's common stock.

Who is entitled to notice?

Each holder of an outstanding share of common stock of record on the close of business on the Record Date, October 23, 2007, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the record date that hold in excess of fifty percent (50%) of the Company’s 92,019,000 issued and outstanding shares of common stock have indicated that they will vote in favor of the Proposal. Under Nevada Corporate Law, all of the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

What corporate matters will the principal shareholders vote for and how will they vote?

Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matter:

FOR the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 100,000,000 to 300,000,000 shares.

FOR the ratification and approval of a ten-for-one reverse stock split of the Company's common stock.

What vote is required to approve the proposals?

For the approval of an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock from 10,000,000 to 30,000,000 and to ratify the reverse stock split, the affirmative vote of a majority of the shares of common stock outstanding on the record date, or 46,009,501 will be required for approval. Shareholders holding in excess of 50,000,000 shares have indicated that they will vote for the approval of the Proposals.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information with respect to beneficial ownership of our stock as of October 23, 2007 by:

-	persons known by us to be the beneficial owners of more than five percent of our issued and outstanding Common or Preferred Stock;

-	each of our executive officers and directors; and

-	all of our officers and directors as a group.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES OWNED (1)	PERCENT OF OWNERSHIP*

K & D Equity Investments, Inc.	50,000,000	54.34
15851 Dallas Parkway Ste. 1990
Addison TX 75001

Charles Stidham (2)	0	0.00
15851 Dallas Parkway Ste. 1990
Addison, TX 75001

Robert Barbee (2)	0	0.00
15851 Dallas Parkway Ste. 1990
Addison TX 75001

Michele A. Sheriff (2)	0	0.00
15851 Dallas Parkway Ste. 1990
Addison TX 75001

R. Wayne Duke (2)	0	0.00
15851 Dallas Parkway Ste. 1990
Addison TX 75001

All officers and directors as a group	0	0.00
(4 persons)

(1) Pre-split
(2) Officer and/or director

*
Applicable percentage of ownership is based on 92,019,000 shares of common stock outstanding as of October 23, 2007 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of October 23, 2007 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

PROPOSAL ONE - AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company’s directors propose an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 300,000,000 shares.

Purpose of Increasing the Company’s Authorized Shares of Common Stock

General Corporate Purposes

The Company’s directors believe that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions, stock dividends, stock splits and other general corporate purposes. The Company’s directors believe that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

Amendment of Articles of Incorporation

The amendment to the Company’s Articles of Incorporation provides for the authorization of 100,000,000 additional shares of the Company’s common stock. As of October 23, 2007, 92,019,000 shares of the Company’s common stock were issued and outstanding.

The amendment to the Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article IV of the Articles of Incorporation shall be changed as follows:

  “4.1 Authorized Capital. The aggregate number of shares of all classes which the corporation shall have authority to issue is 310,000,000 shares of which 300,000,000 shall be Common Shares, $.001 par value per share and 10,000,000 shall be Preferred Shares, $.01 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:”

Advantages and Disadvantages of Increasing Authorized Shares

There are certain advantages and disadvantages of voting for an increase in the Company’s authorized common stock. The advantages include:

•	The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

•	To have shares of common stock available to pursue business expansion opportunities, if any.

•	The disadvantages include:

•	Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

•
The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company’s Board of Directors, at that time. A takeover may be beneficial to independent shareholders because, among other reasons, a potential suitor may offer such shareholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Description Of Securities

General

The Company’s authorized capital consists of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $.01. On October 23, 2007, there were 92,019,000 outstanding shares of common stock and no shares of preferred stock outstanding. Set forth below is a description of certain provisions relating to the Company’s capital stock. For additional information, please refer to the Company’s Articles of Incorporation and By-Laws and the Nevada Revised Statutes.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board of Directors out of the funds legally available therefore at that time. It is the Company’s present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

The Company has 10,000,000 authorized shares of preferred stock with a par value of $0.01 per share, issuable in such series, bearing such voting, dividend, conversino, liquidation and other rights and preferences as the Board of Directors may determine. No shares of preferred stock are currently issued or outstanding.

Dividends

There are no restrictions on the common stock or otherwise that limit the ability of us to pay cash dividends if declared by the Board of Directors. The holders of common stock are entitled to receive dividends if and when declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the shareholders. Generally, we are not able to pay dividends if after payment of the dividends, we would be unable to pay our liabilities as they become due or if the value of our assets, after payment of the liabilities, is less than the aggregate of our liabilities and stated capital of all classes. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

Transfer Agent

The Company’s transfer agent is Empire Stock Transfer, Inc. Its address is 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074; its telephone number is (702) 818-5898.

Anti-Takeover Effects Of Provisions Of The Articles of Incorporation

Authorized but unissued shares of common stock and preferred stock would be available for future issuance without our shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company’s Board of Directors’ desires at that time. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

Additional Information

Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and the Company’s Quarterly Report on Form 10-QSB for the six months ended June 30, 2007, which are being delivered to the shareholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Information statement will include a manually signed copy of the accountant’s report.

PROPOSAL TWO - THE REVERSE SPLIT

INTRODUCTION

On October 8, 2007, our Board of Directors approved a proposal to effect a reverse split of our Common Stock, subject to the approval of our shareholders. The reverse split, as approved, would combine our outstanding Common Stock on 1 for 10 basis. In other words, once the reverse split takes place, every 10 shares of Common Stock that you hold will be combined into one (1) share. Your percentage ownership in the Company and relative voting power will remain essentially unchanged.

REASONS FOR THE REVERSE SPLIT

We expect that we will have to raise additional equity capital in the near future in order to finance the development and growth of our business. We cannot promise that any offering of our securities will take place or will be successful, but we believe that reducing the number of outstanding shares and increasing the number of authorized and unissued shares will make our capital structure more attractive to potential investors and provide us with greater flexibility in structuring financings and pursuing other corporate development opportunities.

Further, we believe that our current low stock price negatively affects the marketability of our existing shares and our ability to raise additional capital. Although we cannot guarantee it, we assume that the reverse split will increase the market price of our stock in a direct inverse proportion to the reverse split ratio. In other words, with a reverse split ratio of 1 to 10, the assumption is that the market price of our stock should increase by 10 times following the reverse split. Based upon our stock’s closing bid price of $.115 on October 23, 2007, then, if every 10 shares of Common Stock were combined into one share, the initial adjusted market value would be expected to increase to approximately $1.15 per share.

Finally, we are hopeful that the reverse split and the resulting anticipated increased price level will encourage interest in our Common Stock and possibly promote greater liquidity for our shareholders. Again, however, we cannot guarantee that this will be the case or, indeed, that any of the foregoing hoped-for effects will result from the reverse split.

CERTAIN EFFECTS OF THE REVERSE SPLIT

The following table illustrates the principal effects of the reverse split on our Common Stock based on the number of shares authorized, issued and outstanding as of October 23, 2007.

	Prior to the	After the	After Approval
Number of Shares	Reverse Split	Reverse Split	of Add’t Stock

Authorized Common Stock	100,000,000	100,000,000*	300,000,000

Issued and Outstanding
Common Stock	92,019,000	9,201,900	9,201,900

Common Stock Available
for Issuance	7,981,000	90,798,100	290,978,100

* Before giving effect to the proposed increase in authorized capital from 100,0000 shares to 300,000,000 shares.

Shares of Common Stock issued pursuant to the reverse split will be fully paid and nonassessable. The relative voting and other rights of holders of the Common Stock will not be altered by the reverse split, and each share of Common Stock will continue to entitle its owner to one vote.

As a result of the reverse split, the number of shares of Common Stock presently outstanding will be consolidated. Accordingly, we will have the ability to issue more shares of Common Stock than is presently the case and without additional shareholder approval. Doing so may have a dilutive effect on the equity and voting power of our existing shareholders.

No fractional shares will be issued in connection with the reverse split. Instead, fractional shares will be rounded up and one whole share will be issued. We expect that most shareholders will receive one additional share of Common Stock, but we do not anticipate that this will materially affect any shareholder’s proportional interest. We do not anticipate that the reverse split will result in any material reduction in the number of holders of Common Stock.

The reverse split may result in some shareholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round lots of even multiples of 100 shares.

The reverse split will not affect the Company’s stockholders’ equity as reflected on our financial statements, except to change the number of issued and outstanding shares of Common Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Following is a summary of the material anticipated federal income tax consequences of the proposed reverse split. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequence of the reverse split under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual tax circumstances.

We understand that the reverse split will be a “recapitalization” under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by the Company or our shareholders as a result of the reverse split or the exchange of pre-reverse split shares for post-reverse split shares. A shareholder’s aggregate tax basis in his or her post-reverse split shares should be the same as his or her aggregate tax basis in the pre-reverse split shares. In addition, the holding period of the post-reverse split shares received by such shareholder should include the period during which the pre-reverse split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange.

EFFECTIVE DATE OF THE REVERSE SPLIT

If the proposal is approved by the shareholders, the reverse split will become effective immediately, pending proper notification to the regulators and the securities markets. Upon proper regulatory notification, all of our outstanding Common Stock will be converted into new Common Stock in accordance with the reverse split ratio described above. After the reverse split is effective, certificates representing shares of pre-reverse split Common Stock will be deemed to represent only the right to receive the appropriate number of shares of post-reverse split Common Stock.

EXCHANGE OF CERTIFICATES

You are not being asked to exchange your certificates at this time, however, you are entitled to do so after the reverse split takes place if you wish by contacting our transfer agent. Otherwise, certificates representing pre-reverse split shares will changed for certificates reflecting post-split shares at the first time they are presented to the transfer agent for transfer.

RIGHT TO ABANDON REVERSE SPLIT

Although we do not anticipate doing so, we may abandon the proposed reverse split at any time prior to its effectiveness if our Board of Directors deems it advisable to do so. Any decision as to the appropriateness of the reverse split will be made by solely our Board of Directors and will depend upon numerous factors including the future trading price of our stock, the growth and development of our business and our financial condition and results of operations.

VOTE REQUIRED

We are required to obtain the affirmative vote of at least a majority of the shares that are present or represented at the meeting in order to effect the reverse split. Certain officers, directors and affiliates of the Company who beneficially own an aggregate of approximately 56% of the outstanding common votes have already voted their shares in favor of the reverse split.

 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b) No director of the Company has informed the Company that he intends to oppose the proposed action to be taken by the Company set forth in this information statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this information statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 13355 Noel Road, Dallas, Texas 75240 or by calling the Company at (972) 386-4644 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

By Order of the Board of Directors

/s/ Charles L. Stidham
Charles L. Stidham
Chief Executive Officer
Dallas, Texas
October 24, 2007